SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13410

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108755

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119746

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129288

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139009

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143972

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151348

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160148

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160149

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172901

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176118

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-178696

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183016

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187560

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-193089

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201034

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208558

UNDER

THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

148/152 Route de la Reine

92100

Boulogne-Billancourt —

France

(Address of principal executive offices, including zip code)

Corporate Stock Option Plan;

All Employees Stock Option Plan;

2009 Employees and Senior Officers Restricted Stock Units Plan;

2010 Employees and Senior Officers Restricted Stock Units Plan;

2011 Employees and Senior Officers Restricted Stock Units Plan;

October 2009 Corporate Stock Option Plan;

December 2009 Corporate Stock Option Plan;

March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies;

March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies;

March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

July 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

December 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

March 14, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

March 14, 2012 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies;

March 14, 2012 Performance Share Plan for Beneficiary Employees of Non-French Companies;

August 13, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

December 17, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

July 12, 2013 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

July 12, 2013 Performance Share Plan for Beneficiary Employees of Non-French Companies;

September 15, 2014 Performance Share Plan for Employees;

September 15, 2014 Performance Share Plan for Members of the Leadership Team;

July 29, 2015 Performance Share Plan.

(Full title of the Plan)

Alcatel-Lucent USA Inc.

Attn: Barbara Larsen

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Scott V. Simpson

Michal Berkner

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

London E14 5DS

United Kingdom

+44 20-7519-7000

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing these Post-Effective Amendments to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”):

Registration No. 333-13410, filed with the SEC on April 17, 2001, related to Corporate Stock Option Plan;

Registration No. 333-108755, filed with the SEC on September 12, 2003, related to Corporate Stock Option Plan;

Registration No. 333-119746, filed with the SEC on October 14, 2004, related to Corporate Stock Option Plan;

Registration No. 333-129288, filed with the SEC on October 28, 2005, related to Corporate Stock Option Plan;

Registration No. 333-139009, filed with the SEC on November 29, 2006, related to Corporate Stock Option Plan;

Registration No. 333-143972, filed with the SEC on June 22, 2007, related to Corporate Stock Option Plan;

Registration No. 333-151348, filed with the SEC on June 2, 2008, related to Corporate Stock Option Plan;

Registration No. 333-160148, filed with the SEC on June 22, 2009, related to Corporate Stock Option Plan;

Registration No. 333-160149, filed with the SEC on June 22, 2009, related to All Employees Stock Option Plan;

Registration No. 333-172901, filed with the SEC on March 17, 2011, related to Corporate Stock Option Plan;

Registration No. 333-176118, filed with the SEC on August 5, 2011, related to (i) 2009 Employees and Senior Officers Restricted Stock Units Plan; (ii) 2010 Employees and Senior Officers Restricted Stock Units Plan; (iii) 2011 Employees and Senior Officers Restricted Stock Units Plan; (iv) October 2009 Corporate Stock Option Plan; and (v) December 2009 Corporate Stock Option Plan;

Registration No. 333-178696, filed with the SEC on December 22, 2011, related to (i) March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies; (ii) March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; (iii) March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies; (iv) March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; (v) July 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; (vi) September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; and (vii) December 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

Registration No. 333-183016, filed with the SEC on August 2, 2012, related to (i) March 14, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; (ii) March 14, 2012 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies; and (iii) March 14, 2012 Performance Share Plan for Beneficiary Employees of Non-French Companies;

Registration No. 333-187560, filed with the SEC on March 27, 2013, related to (i) August 13, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; and (ii) December 17, 2012 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies;

Registration No. 333-193089, filed with the SEC on December 26, 2013, related to (i) July 12, 2013 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies; and (ii) July 12, 2013 Performance Share Plan for Beneficiary Employees of Non-French Companies;

Registration No. 333-201034, filed with the SEC on December 18, 2014, related to (i) September 15, 2014 Performance Share Plan for Employees; and (ii) September 15, 2014 Performance Share Plan for Members of the Leadership Team; and

Registration No. 333-208558, filed with the SEC on December 15, 2015, related to July 29, 2015 Performance Share Plan.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statements to deregister any remaining securities registered and unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements, and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on November 10, 2016.

ALCATEL LUCENT

By:	/s/ Olivier Durand
Olivier Durand Chief Executive Officer